UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

October 26, 2016
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
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(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
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(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On October 26, 2016, Atmos Energy Corporation (“Atmos Energy”) has appointed David J. Park, currently president of the West Texas Division of Atmos Energy, as senior vice president, utility operations, effective January 1, 2017. Mr. Park, 45, will report to Mike Haefner, President and Operating Officer and will be a member of the company’s senior management team. Although Atmos Energy is not a party to any employment agreement with Mr. Park, he will receive an annual base salary of $360,000. Mr. Park will also be eligible to participate in all other applicable incentive, benefit and deferred compensation plans offered by the company to its senior officers.

In addition, Atmos Energy will enter into a change in control severance agreement with Mr. Park to provide certain severance benefits to him in the event of the termination of his employment within three years following a change in control of the company. The agreement will provide that in the case of such termination of employment, the company will pay Mr. Park a lump sum severance payment equal to 2.5 times his total compensation, comprised of his annual base salary and “average bonus,” as such term is defined in the agreement. In addition, Mr. Park will receive all medical, dental, vision, and any other health benefits which qualify for continuation coverage under Internal Revenue Code Section 4980B (“COBRA coverage”), for a period of 18 months from the date of his termination.

In the event of such termination of employment, the company will also pay Mr. Park a lump sum payment generally equal to the actuarially equivalent sum of the value of (a) an additional three (3) years of age and service credits payable under our Pension Account Plan; (b) an additional three (3) years of company matching contributions under our Retirement Savings Plan; (c) the cost to the company of providing COBRA coverage benefits to Mr. Park for an additional 18-month period and (d) the cost to the company of providing accident and life insurance as well as disability benefits for three (3) years following the date of his termination.

However, if Mr. Park is terminated by the company for “cause” (as defined in the agreement), or if his employment is terminated by retirement, death, or disability, the agreement will provide that the company will not be obligated to pay the severance benefits to Mr. Park. The agreement will further provide that if Mr. Park voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the company will not be obligated to pay him the severance benefits. A form of such change in control severance agreement has been previously filed with the Commission as Exhibit 10.3(a) to Form 10-K for the fiscal year ended September 30, 2015.

A copy of a news release issued on October 28, 2016 announcing this management change is filed herewith as Exhibit 99.1.

(d)
On October 27, 2016, Kelly H. Compton was elected to the Board of Directors of the Company, effective November 1, 2016, with her term expiring at the 2017 annual meeting of shareholders on February 8, 2017. The Board of Directors also appointed Ms. Compton to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee, also effective November 1, 2016. Ms. Compton will participate in all applicable compensation and benefit plans offered by the Company to our directors. Ms. Compton has not received any grant or award under any Company plan, contract or arrangement in connection with her election.

A copy of a news release issued on October 28, 2016 announcing Ms. Compton’s election to the Board of Directors is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated October 28, 2016
99.2	News Release issued by Atmos Energy Corporation dated October 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 28, 2016	By: /s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated October 28, 2016
99.2	News Release issued by Atmos Energy Corporation dated October 28, 2016

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